AMENDMENT NO. 5
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of September 24, 2012, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Equity Funds (Invesco Equity Funds), and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited, I and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Contract to remove the Invesco Capital Development Fund;
NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco Charter Fund
Invesco Constellation Fund
Invesco Disciplined Equity Fund
Invesco Diversified Dividend Fund
Invesco Summit Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD. Sub-Adviser
By:	/s/ Eric J. Adelson
Name:	Eric J. Adelson
Title:	Senior Vice President and Secretary

By:	/s/ David C. Warren
Name:	David C. Warren
Title:	EVP and CFO

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH Sub-Adviser
By:	/s/ C. Purschmann /s/ Jens Langewand
Name:	C. Purschmann Jens Langewand
Title:	Managing Directors

INVESCO ASSET MANAGEMENT LIMITED Sub-Adviser
By:	/s/ G J Proudfoot
Name:	G J Proudfoot
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD. Sub-Adviser
By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	Managing Director

INVESCO AUSTRALIA LIMITED Sub-Adviser
By:	/s/ Nick Burrell /s/ Mark Yesberg
Name:	Nick Burrell Mark Yesberg
Title:	Company Secretary Director

INVESCO HONG KONG LIMITED Sub-Adviser
By:	/s/ Gracie Liu /s/ Fanny Lee
Name:	Gracie Liu Fanny Lee
Title:	Directors

INVESCO SENIOR SECURED MANAGEMENT, INC. Sub-Adviser
By:	/s/ Jeffrey H. Kupor
Name:	Jeffrey H. Kupor
Title:	Secretary and General Counsel